UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 27, 2014

EPAM SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-35418	223536104
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

41 University Drive, Suite 202 Newtown, Pennsylvania		18940
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 267-759-9000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐             Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐             Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐             Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On March 27, 2014, the Board of Directors of EPAM Systems, Inc. (the “Company”) approved the following grants of options (“Stock Options”) to purchase shares of the Company’s common stock and restricted share units (“RSUs”) to the following named executive officers of the Company and the Company’s Chief Financial Officer pursuant to the EPAM Systems, Inc. 2012 Long-Term Incentive Plan (the “Plan”), effective as of March 31, 2014.

Name and Principal Position	Stock Options (#)	Exercise Price of Stock Options ($)	RSUs (#)
Arkadiy Dobkin, Chairman, Chief Executive Officer and President	80,000	32.08	16,000
Anthony J. Conte, Vice President, Chief Financial Officer and Treasurer	20,000	32.08	4,000
Balazs Fejes, Senior Vice President, Global Head of Banking and Financial Services Business Unit	20,000	32.08	4,000
Karl Robb, Director, President of EU Operations and Executive Vice President	40,000	32.08	8,000

The RSUs are generally scheduled to vest one-fourth on each of the first, second, third and fourth anniversaries of the grant date, subject to the terms of the Plan and applicable RSU award agreement, including the termination provisions. In the event of the participant’s termination of service for any reason, unvested RSUs are forfeited as of the date of such termination without any payment to the participant.

The Stock Options are generally scheduled to vest one-fourth on each of the first, second, third and fourth anniversaries of the grant date, subject to the terms of the Plan and applicable Stock Option award agreement, which are substantially similar to the terms contained in the Company’s Form of Senior Management Non-Qualified Stock Option Award Agreement, which has been previously filed with the U.S. Securities and Exchange Commission.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EPAM SYSTEMS, INC.
By:	/s/ Ginger Mosier
Name:	Ginger Mosier
Title:	Vice President, General Counsel and Corporate Secretary